CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-64580, 33-89726, 333-2404, 333-3480 and
333-12321, 333-27611, 333-59309 and 333-59529.




                                        ARTHUR ANDERSEN LLP


Philadelphia, PA
December 13, 2000